Exhibit 10.1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

NON-EXCLUSIVE LICENSE AGREEMENT

This Non-Exclusive License Agreement (the “Agreement”) is entered into as of the 5th day of March, 2010 (the “Effective Date”), by and between Response Genetics, Inc. a corporation organized under the laws of the State of Delaware (“RGI”) and GlaxoSmithKline LLC a Delaware limited liability company (“GSK”).  RGI and GSK are each referred to as “Party” and collectively as the “Parties”.

Whereas, RGI has developed and owns certain patent applications and technology relating to BRAF mutation detection; and

Whereas, GSK wishes to obtain, and RGI is willing to grant to GSK, a non-exclusive license under the RGI Patents and RGI Technology to validate and commercialize certain products relating to BRAF mutation that detects the BRAF [***] genetic alterations on the terms and subject to the conditions set forth herein.

Now, Therefore, in consideration of the mutual covenants and promises hereinafter set forth, the Parties hereto hereby agree as follows:

ARTICLE 1
Definitions

1.1           “Affiliate” means any corporation, firm, partnership or other entity, which directly or indirectly through one or more intermediaries’ controls, is controlled by or is under common control with a Party to this Agreement.  An entity will be deemed to “control” another entity for purposes of this definition if it (a) owns, directly or indirectly, at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (b) has the power, whether pursuant to contract or ownership of securities, to direct the management and policies of the entity.

1.2           “Arising Technology” means any Technology that is discovered, developed, invented or created solely by or on behalf of either Party or jointly by or on behalf of both Parties as a result of the performance of obligations under this Agreement.

1.3           “Available Funds” has the meaning assigned to such term in Section 5.4.

1.4           “BRAF Assay” means the laboratory developed test (“LDT”) developed and Controlled by RGI as of the Effective Date that is used to determine the existence of the BRAF [***] genetic alterations in tissue samples, including human tumor samples.

1.5           “Business Day” means any day other than a Saturday or Sunday on which banking institutions in New York, New York are open for business; provided, that “Business Day” excludes the nine (9) consecutive calendar days beginning on December 24 and continuing through January 1 of each calendar year during the Term.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

1.6           “CLIA” means Clinical Laboratory Improvement Amendments of 1988, its implementing regulations and guidance.

1.7           “Confidential Information” means any confidential or proprietary information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to either Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form, including Tangible Materials.

1.8           “Control,” “Controls,” “Controlled” or “Controlling” means possession of the ability to grant the licenses or sublicenses as provided herein without violating the terms of any agreement or other arrangement with any Third Party.  A Party shall be deemed to Control patents or know-how to the extent of its individual or joint interest therein, as applicable.

1.9           “European Union” means all countries that are officially recognized as member states of the European Union at any particular time during the Term.

1.10           “FDA” means the Food and Drug Administration of the United States Department of Health and Human Services or any successor or other agency with responsibilities comparable to the Food and Drug Administration.

1.11           “IDE” means an Investigational Device Exemption application filed with the FDA pursuant to 21 C.F.R. Part 812, or any comparable filing made with a Regulatory Authority in a country other than the United States.

1.12           “Improvements” means any Arising Technology that derives from or improves upon one or more attributes of the RGI Technology or the subject matter claimed in the RGI Patents.  Improvements exclude all Therapeutic Technology.

1.13           “Nationalization Countries” means [***].

1.14           “PMA” means a Premarket Approval Application filed with the FDA pursuant to 21 C.F.R. Part 814, or any comparable filing made with a Regulatory Authority in a country other than the United States.

1.15           “Product” means the BRAF Assay or other LDT, or an in vitro diagnostic device (“IVD”) in each case that is used to determine the existence of the BRAF [***] genetic alterations in tissue samples, including human tumor samples.

1.16           “Regulatory Authority” means the FDA, and any health regulatory authority in any country in the Territory that is a counterpart to the FDA and holds responsibility for granting regulatory marketing approval for a Product in such country, and any successor(s) thereto.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

1.17           “RGI Patents” means (a) the U.S. patent applications (and their foreign equivalents) listed on Exhibit A and any patents issuing therefrom, and any other patent applications claiming RGI Technology and any patents issuing therefrom that relates to the BRAF Assay or other Product, and (b) substitutions, divisions, continuations, continuations-in-part, provisional applications, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of the patents and patent applications described in (a).  RGI Patents excludes any and all patents claiming or covering Therapeutic Technology and extraction technology that does not also claim the BRAF Assay or other Product.

1.18           “RGI Technology” means Technology Controlled by RGI during the Term that relates to the BRAF Assay or other Product. RGI Technology excludes all Therapeutic Technology.  RGI Technology excludes any RGI Patents.

1.19           “Services Agreement” means the Amended and Restated Master Laboratory Test Services Agreement between the Parties dated December 22, 2008.

1.20           “Studies” has the meaning assigned to such term in Section 5.3.

1.21           “Support Services” has the meaning assigned to such term in Section 5.3.

1.22           “Tangible Materials” means the items listed in Exhibit C, which are all materials related to the identification of the BRAF [***], including but not limited to [***] that have been established as of the Effective Date.

1.23           “Technology” means all tangible and intangible information, techniques, technology, practices, trade secrets, inventions (whether patentable or not), improvements, methods, knowledge, know-how, skill, experience, data, results, analytical and quality control data, results or descriptions, software and algorithms, reports and study reports, compositions of matter, cells, cell lines, assays, animal models and physical, biological or chemical materials.

1.24           “Technology Access Fee” has the meaning assigned to such term in Section 4.1.

1.25           “Term” means the period commencing on the Effective Date and [***].

1.26           “Territory” means worldwide.

1.27           “Testing Services Schedule” means Exhibit A entitled “Testing Services Fee Schedule” attached to the Services Agreement.

1.28           “Therapeutic Technology” means any Arising Technology that (i) relates to any [***].

1.29           “Third Party” shall mean any entity other than GSK or RGI or an Affiliate of GSK or RGI.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

1.30           “Valid Claim” means a claim of an issued and unexpired patent included within the Patent Rights which has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), nor has been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

ARTICLE 2
Grant of Rights

2.1           Non-Exclusive License Grant.  Subject to the terms and conditions of this Agreement, RGI hereby grants to GSK, during the Term, (a) a non-exclusive, sublicenseable, [***] license to the RGI Patents and RGI Technology in the Territory, and (b) the right to use the Tangible Materials, in both cases to identify, research, develop, make, have made, use, sell, offer for sale and import Products.  [***].

2.2           Grant-Back.  Subject to the terms and conditions of this Agreement, GSK hereby grants to RGI a perpetual, non-exclusive, nontransferable, non-sublicenseable, royalty-free license to Improvements Controlled by GSK for any purpose in the Territory; provided, that the foregoing license expressly excludes all Therapeutic Technology and RGI shall not have any claims to or rights in such Therapeutic Technology for any purpose whatsoever.

ARTICLE 3
MATERIAL AND TECHNOLOGY TRANSFER

3.1           Transfer. Within five (5) Business Days after the receipt of the Technology Access Fee, RGI shall provide the Tangible Materials and RGI Technology to GSK in good condition.  The Tangible Materials and RGI Technology shall be deemed accepted by GSK ten (10) Business Days following GSK’s receipt thereof, unless during such period, GSK notifies RGI in writing that the Tangible Materials and RGI Technology were not received in good condition, as described in 3.2, in GSK’s discretion.

3.2           Subsequent Shipment. In the event that GSK reasonably determines that the Tangible Materials are not in acceptable condition fit for the purpose of reproducibility of the assays, RGI will transfer a new shipment of the Tangible Materials to GSK within five (5) Business Days after RGI’s receipt of such notice from GSK.   RGI will continue to provide subsequent shipments of the Tangible Materials until Tangible Materials are deemed fit for the purpose of reproducibility of the assays.

ARTICLE 4
Payment Obligations

4.1           Technology Access Fee.  In consideration of the transfer of the Tangible Materials and RGI Technology to GSK by RGI, as described in Article 3, GSK shall pay to RGI a one-time, non-refundable technology access fee of [***]. Such Technology Access Fee shall be paid within ten (10) Business Days after receipt of an invoice by GSK from RGI sent after the Effective Date.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

4.2           Milestone Payments.  Except as set forth in Section 7.5, GSK shall make each of the following non-refundable payments to RGI upon achievement of each of the following events:

Milestones	Payment
[***]	[***]
[***]	[***]
[***]	[***]

The milestone payments set forth above will be made within [***] calendar days of receipt by GSK of an invoice provided by RGI to GSK.  GSK will provide RGI written notification within [***] Business Days of the occurrence of any milestone.  No milestone payment will be payable to RGI more than once.  No payment will be made for any milestone that is not achieved.

4.3           Exchange Rate; Manner and Place of Payment. All payments hereunder shall be payable in U.S. dollars.  All payments owed under this Agreement shall be made by wire transfer to a bank account designated in writing by RGI, unless otherwise specified in writing by RGI.

4.4           Taxes.  If provision is made in law or regulation for withholding, such tax shall be deducted by GSK from the sums otherwise payable by it hereunder for payment to the proper taxing authority on behalf of RGI and a receipt of payment of the tax secured and promptly delivered to RGI.  Each Party agrees to assist the other Party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force.

4.5           Invoices.  All invoices provided to GSK hereunder shall include RGI’s bank details and RGI’s contact name for issue resolution, and be sent in PDF format to [***] with a copy to [***] (or such other e-mail address(es) as may be notified to RGI by GSK).

ARTICLE 5
Regulatory Matters; Development

5.1           PMA Filings and Support. GSK or its sublicensees shall be solely responsible for filing PMAs for the Product in the Territory for the use and sale of such Product, and for obtaining and maintaining approval of such PMAs, at GSK’s or its sublicensees’ cost and in GSK’s or its sublicensees’ discretion.  To the extent practicable, GSK shall provide RGI with copies of drafts of PMAs prior to submission to the FDA or other Regulatory Authority within a reasonable amount of time to allow RGI to review and comment on such draft PMAs, and GSK shall consider all comments from RGI in good faith prior to submission.  RGI shall, upon GSK’s reasonable request and at GSK’s expense, promptly provide additional assistance to GSK or its sublicensees, and make its personnel with appropriate expertise available to discuss with GSK or its sublicensees issues, in either case, in connection with PMA filings and other interactions with Regulatory Authorities regarding the BRAF Assay or other Product.  Without limiting the foregoing, at GSK’s request and expense, RGI shall perform Studies (as described below in Section 5.3) in accordance with CLIA, using the BRAF Assay and tissue samples from clinical trials conducted by or on behalf of GSK, to the extent such testing is required to support a PMA submission to the Regulatory Authorities for the BRAF Assay or other Product.

5.2           IDE Filing and Support.  RGI shall provide evidence and data related to the analytical and clinical validation of the BRAF Assay, and other assistance reasonably requested by GSK, to support submission of an IDE for the development of a Product designated as Investigational Use Only (“IUO”) for use in the conduct of clinical trials in accordance with 21 C.F.R. Part 809.10.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

5.3           Studies and Support.  If studies, excluding in vitro diagnostics, as described in the Testing Services Schedule are either requested by GSK to be conducted, or required by Regulatory Authorities in order to obtain PMA approval of the BRAF Assay or other Product (the “Studies”), then RGI shall perform such Studies in accordance with the terms of the Services Agreement, or at GSK’s option, RGI shall provide assistance to GSK or its sublicensees to enable GSK or its sublicensees to perform such Studies.  The types of Studies, and fees associated therewith, are set forth on the Testing Services Schedule.  In addition to the foregoing, at GSK’s request and expense, RGI shall provide additional support services, excluding in vitro diagnostics, such support services and the fees associated therewith, as described on Exhibit B to this Agreement (the “Support Services”).  Within thirty (30) days after the end of each calendar quarter in which RGI conducts Studies or provides Support Services, RGI shall submit a report to GSK which shall include full details of the Results generated during the course of the Studies or Support Services.  “Results” include any information or data, including raw data.  GSK shall own all Results.

5.4           Cost of Studies and Support Services. GSK shall be responsible for costs incurred by RGI in connection with the provision of Support Services and conduct of Studies as set forth in this Section 5.4 and the Services Agreement, as applicable.  Under the terms of the Services Agreement, the initial upfront payment to RGI of $1.3 million may be credited against Studies performed by RGI during the Term (as defined in the Services Agreement) of the Services Agreement.  As of the Effective Date, [***] of the $1.3 million remains available for credit towards Studies to be conducted by RGI (the “Available Funds”).  In the event GSK requests the performance of Studies, in accordance with Section 5.1 or 5.3, RGI shall, within thirty (30) days after the end of each calendar quarter in which RGI performed such Studies, submit supporting documentation setting forth the costs incurred in connection with the performance of such Studies, along with a credit acknowledgement for such costs.  The credit acknowledgement shall be credited against the Available Funds and shall be sent to the attention of [***].  In the event GSK requests the performance of Support Services in accordance with Section 5.3, RGI shall, within thirty (30) days after the end of each calendar quarter in which RGI performed such Support Services, submit supporting documentation setting forth the costs incurred in connection with the performance of such Support Services, along with an invoice for such costs.  GSK shall reimburse such costs to RGI within sixty (60) days of receipt of each quarterly invoice.

ARTICLE 6
Confidentiality; Use of Name; Publications

6.1           Confidentiality.  All Confidential Information disclosed by one Party to the other shall remain the property of the disclosing Party and, during the term of the Agreement and for five (5) years thereafter, such Confidential Information shall be maintained by the receiving Party in confidence with the same degree of care it applies with its own Confidential Information, and in any event no less than a reasonable standard of care.  Either Party may disclose the Confidential Information of the other Party on a need-to-know basis to the receiving Party’s Affiliates, and its or their directors, officers, employees, contractors or consultants, to the extent such disclosure is reasonably necessary in connection with the receiving Party’s activities as expressly authorized by this Agreement provided that the receiving Party’s Affiliates, and its or their directors, officers, employees, contractors or consultants are bound by similar obligations of confidence.  Each Party will promptly notify the other upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information.  Notwithstanding anything to the contrary in this Article 6, GSK may disclose RGI’s Confidential Information to its sublicensees that are under written obligations of confidentiality at least as strict as the obligations set forth in this Article 6 for the purpose of identifying, researching, developing, making, having made, using, selling, offering for sale and importing Products. GSK will provide written notification to RGI identifying such sublicensee.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

6.2           Nothing in this Article 6 shall in any way restrict the rights of either Party to use or disclose any information disclosed hereunder which:

(a)           can be demonstrated to have been in the public domain as of the Effective Date or enters into the public domain during the Term through no act or omission of the receiving Party; or

(b)           can be demonstrated to have been known to the receiving Party prior to the Effective Date, to the extent evidenced by written records; or

(c)           can be demonstrated to have been rightfully received by the receiving Party after disclosure under this Agreement from a Third Party that has a right to make such a disclosure free from any obligation of confidentiality to the disclosing Party; or

(d)           can be demonstrated to have been independently developed by employees, agents or consultants of the receiving Party who have not had access to Confidential Information provided to the receiving Party hereunder, to the extent evidenced by written records.

6.3           Notwithstanding any provision herein to the contrary, in the event that any Party receiving Confidential Information hereafter becomes obligated by mandatory applicable law, regulatory rule or judicial or administrative order to disclose the disclosing Party’s Confidential Information or any portion thereof, to any governmental authority or court, the receiving Party shall immediately notify the disclosing Party thereof of each such requirement and identify the disclosing Party’s Confidential Information so required thereby, so that the original disclosing Party may seek an appropriate protective order or other remedy with respect to narrowing the scope of such requirement and/or waive compliance by the receiving Party with the provisions of this Agreement.

6.4           If, in the absence of such a protective order or other remedy, the receiving Party is nonetheless required by mandatory applicable law to disclose any part of the disclosing Party’s Confidential Information to any governmental authority or court, the receiving Party may disclose such Confidential Information without liability hereunder, provided, that, the receiving Party shall furnish only such portion of the disclosing Party’s Confidential Information which is legally required to be disclosed and only to the extent required by law.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

6.5           GSK, its Affiliates and sublicensees may publish or publicly disclose the results of any of the activities conducted by GSK, its Affiliates or sublicensees under this Agreement, subject to GSK’s, its Affiliates’ and sublicensees’ obligations regarding RGI’s Confidential Information, without the prior written consent of RGI; provided, that GSK, its Affiliates or sublicensees submit the proposed disclosure or publication to RGI for its review at least thirty (30) days prior to the scheduled submission or disclosure.  If, during the review period, RGI notifies GSK, its Affiliates or sublicensees that it has identified RGI’s Confidential Information in a disclosure, GSK, its Affiliates and sublicensees shall either delete any of RGI’s Confidential Information from such proposed publication or disclosure or delay publication for a period of up to sixty (60) days to permit RGI to file a patent application covering such Confidential Information.  GSK, its Affiliates or sublicensees shall appropriately acknowledge the contributions of RGI in any such publication or disclosure in accordance with GSK’s internal policies and procedures.  Except as provided in the foregoing sentence, neither Party shall use the name of the other Party or of any director, officer, staff member, employee, or agent of the other Party or any adaptation thereof in any advertising, promotional or sales literature, or any other publication without the prior written approval of the Party or individual whose name is to be used.

6.6           GSK, its Affiliates and sublicensees shall have the right to publish the results or summaries of results of all clinical trials conducted by or on behalf of GSK, and any observational or metanalysis studies, with respect to clinical trials in which a Product is used, in any clinical trial register maintained by GSK, its Affiliates or sublicensees, and the protocols of clinical trials relating to any Product on www.ClinicalTrials.gov (and/or in each case publish the results, summaries and/or protocols of clinical trials on such other websites and/or repositories as required by law or GSK’s or its Affiliates’ or sublicensees’ standard operating procedures).

ARTICLE 7
Intellectual Property Rights

7.1           Ownership of Existing Intellectual Property.

(a)           RGI shall retain all of its rights, title and interest in and to the RGI Patents and RGI Technology that RGI Controls as of the Effective Date.  Except as provided in this Agreement, GSK shall not have any claims to or rights in the RGI Patents and RGI Technology Controlled by RGI as of the Effective Date.

(b)           GSK shall retain all of its rights, title and interest in and to any patents and know-how Controlled by GSK as of the Effective Date.  RGI shall not have any claims to any patents or know-how Controlled by GSK as of the Effective Date.

7.2           Ownership of Arising Technology.

(a)           Inventorship of Arising Technology shall be determined in accordance with U.S. patent laws for all purposes under this Agreement and such principles of inventorship shall be used to determine whether a Party solely, or the Parties jointly, discovered, developed, invented or created any Arising Technology.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)           GSK shall be the sole owner of, with all rights, title and interest in, any Arising Technology discovered, developed, invented or created solely by or on behalf of GSK personnel as a result of the performance of obligations under this Agreement.  In addition, GSK shall be the sole owner of, with all rights, title and interest in, any Therapeutic Technology, whether discovered, developed, invented or created solely by or on behalf of either Party or jointly by the Parties.  RGI shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things as may be necessary or as GSK may reasonably request in order to ensure GSK’s ownership of all Therapeutic Technology.

(c)           Subject to Section7.2 (b) regarding GSK’s ownership of all Therapeutic Technology, RGI shall be the sole owner of, with all rights, title and interest in, any Arising Technology discovered, developed, invented or created solely by or on behalf of RGI personnel as a result of the performance of obligations under this Agreement.  Any such patents shall be RGI Patents and such know-how shall be RGI Technology hereunder.

(d)           Subject to Section 7.2(b) regarding GSK’s ownership of all Therapeutic Technology, any Arising Technology that is discovered, developed, invented or created jointly by or on behalf of GSK and RGI as a result of the performance of obligations under this Agreement shall be owned jointly by GSK and RGI (“Joint Inventions”), and all rights, title and interest thereto shall be jointly owned by the Parties.  Each Party shall own an undivided one-half interest in and to each and all Joint Inventions, and each Party shall have the right, subject to any rights or licenses that are expressly granted, or interests assigned, under this Agreement, and the other provisions of this Agreement, to freely exploit, transfer, license or encumber its rights in any Joint Inventions, without the consent of the other and without any obligation to account to the other for profits with respect thereto, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such accounting.

(e)           Notwithstanding Section 7.2(d), RGI shall not be permitted to license or divest its interest, in whole or in part, in any Joint Inventions without first offering GSK the opportunity to enter into negotiations for GSK to purchase or exclusively license all of the rights in such Joint Inventions.  If GSK does not wish to enter into such negotiations or the Parties are not able to enter into a definitive agreement within ninety (90) days of GSK first being given notice, then thereafter RGI shall be permitted to license and/or divest its interest, in whole or in part, in any Joint Inventions without obligation or accounting to GSK; provided, that RGI may only offer such license to Third Parties on terms, which in the aggregate are not more favorable than those last offered to GSK, unless the more favorable terms have first been offered in writing to GSK and GSK either (a) has declined in writing to accept such terms or (b) has not responded after a period of thirty (30) days after receipt of such offer.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

7.3           Patent Prosecution and Maintenance.

(a)           RGI shall own all right, title and interest in and to the RGI Patents and shall be responsible for, and pay all costs associated with, the preparation, filing, prosecution and maintenance of the RGI Patents.  During the Term, RGI shall regularly provide GSK with copies of all patent applications and issued patents encompassed within RGI Patents, and other material submissions and correspondence with the patent offices, in sufficient time to allow for review and comment by GSK; provided that, RGI shall consider in good faith all comments of GSK.  In addition, RGI shall provide GSK and its patent counsel with an opportunity to consult with RGI and its patent counsel regarding the filing and contents of any such applications, submissions or correspondence, and the advice and suggestions of GSK and its patent counsel shall be taken into consideration in good faith by RGI and its patent counsel in connection with such filing.

(b)           GSK shall be responsible, at its expense and in its discretion, for the preparation, filing, prosecution and maintenance of patents claiming Joint Inventions (“Joint Patents”).  During the Term, GSK shall regularly provide SGI with copies of all patent applications and issued patents encompassed within the Joint Patents, and other material submissions and correspondence with the patent offices, in sufficient time to allow for review and comment by RGI; provided that, GSK shall consider in good faith all comments of RGI.  In addition, GSK shall provide RGI and its patent counsel with an opportunity to consult with GSK and its patent counsel regarding the filing and contents of any such applications, submissions or correspondence, and the advice and suggestions of RGI and its patent counsel shall be taken into consideration in good faith by GSK and its patent counsel in connection with such filing.

7.4           Nationalization and Validation.  RGI shall nationalize the PCT application set forth in Exhibit A in the Nationalization Countries, and pay all costs associated therewith.  In addition, RGI shall nationalize the PCT application set forth in Exhibit A in such other countries as GSK requests (the “Requested Countries”); provided, that GSK shall pay all filing fees and reasonable attorneys’ fees for prosecution of RGI Patents in the Requested Countries until such time as GSK informs RGI that it is no longer interested in having the RGI Patents prosecuted and maintained in such Requested Countries.  Upon allowance by the European Patent Office of an RGI Patent, RGI shall enter such RGI Patent in countries in the European Union requested by GSK, and GSK shall pay all reasonable costs associated therewith.

7.5           Abandonment.  If a Party responsible for patent prosecution and maintenance under section 7.3 decides to cease prosecution or to allow to lapse any of the RGI Patents or Joint Patents, as the case may be, in a country or region, then such Party (the “Abandoning Party”) shall inform the other Party (the “Assuming Party”) of such decision at least ninety (90) days prior to such abandonment (or such longer period as required to provide the Assuming Party a reasonable amount of time to meet any applicable deadline to establish or preserve the RGI Patents or Joint Patents, as the case may be, in such country or region).  The Assuming Party shall have the right, but not the obligation, to assume responsibility for continuing the prosecution of such RGI Patents or Joint Patents in such country or region and paying any required fees to maintain such RGI Patents or Joint Patents in such country or region, at the Assuming Party’s cost, through patent counsel or agents of its choice.  If RGI is the Abandoning Party with respect to RGI Patents, then (a) such RGI Patents shall be assigned to GSK (at no additional cost to GSK), and RGI shall provide copies of all necessary files related to the RGI Patents, take all actions and execute all documents reasonably necessary to effect the assignment to GSK and to permit GSK to assume responsibility therefor, and (b) any payments associated with milestones set forth in Section4.2 that have not been achieved as of the date of RGI’s notice of its intent to abandon the RGI Patents would no longer be due to RGI whether or not such milestone is thereafter achieved.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

7.6           Enforcement.  If either Party becomes aware of any suspected infringement of any RGI Patents or misappropriation of any RGI Technology by a Third Party (“Infringement”), then that Party shall promptly notify the other Party and provide it with all details of such Infringement of which it is aware.  RGI shall have the first right, but not the obligation, to address such Infringement in the Territory by taking reasonable steps, which may include the institution of legal proceedings or other action (an “Action”), and to compromise or settle such Action; provided, that: (a) RGI shall keep GSK fully informed about such Action and GSK shall provide all reasonable cooperation to RGI in connection with such Action; and (b) RGI shall not take any position with respect to, or compromise or settle, such Action in any way that is reasonably likely to directly and adversely affect the scope, validity or enforceability of the RGI Patents without the prior consent of GSK, which consent shall not be unreasonably withheld.

7.7           Infringement of Third Party Rights.  If any action, suit or proceeding is brought against either Party or an Affiliate or sublicensee of either Party alleging the infringement of patents of a Third Party by the making, using, selling, offering for sale or importing of Products, then such Party shall notify the other Party within five (5) days of the earlier of (a) receipt of service of process in such action, suit or proceeding, or (b) the date such Party becomes aware that such action, suit or proceeding has been instituted.  The Party against whom any action, suit, or proceeding is brought shall have the right, but not the obligation, to defend such action, suit or proceeding.  The other Party shall have the right to separate counsel at its or their own expense in any such action, suit or proceeding, and the Parties shall cooperate with each other in all reasonable respects in any such action, suit or proceeding.

ARTICLE 8
Representations; Warranties; Covenants

8.1           RGI Representations and Warranties.  RGI represents and warrants to GSK as of the Effective Date that:

(a)           it Controls the RGI Patents and RGI Technology and has the right to grant to GSK the license granted under Section 2.1;

(b)           it does not own or Control any patents or patent applications that dominate the RGI Patents and is not aware of any patents or patent applications owned by a Third Party that dominate the RGI Patents;

(c)           to the best of its knowledge, there are no additional patents or patent applications specifically relating to the subject matter of the RGI Patents, or that would be necessary or useful for GSK’s exercise of its rights granted hereunder Controlled by RGI other than the RGI Patents;

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(d)           it has not received notice that the practice of the RGI Patents or RGI Technology infringes or misappropriates the rights or intellectual property of any Third Party or any notice of any pending or threatened litigation alleging such infringement or misappropriation;

(e)           it has not granted, and will not grant during the term, any right, license or interest in or to the RGI Patents or RGI Technology that is in conflict with the rights or licenses granted to GSK under this Agreement; and

(f)           the patent applications included in the RGI Patents have been duly filed and maintained.

8.2           Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party that, as of the Effective Date:

(a)           Corporate Power.  It is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

(b)           Due Authorization.  It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

(c)           Binding Agreement.  This Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

8.3           Disclaimer of Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, RGI EXPRESSLY DOES NOT WARRANT THE ACCURACY, SAFETY, OR USEFULNESS FOR ANY PURPOSE, OF THE TECHNOLOGY COVERED UNDER THE PATENT RIGHTS.  NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS EITHER A WARRANTY OR REPRESENTATION BY RGI AS TO THE VALIDITY OR SCOPE OF ANY PATENT RIGHTS.

ARTICLE 9
Term; Termination

9.1           Term of Agreement.  Unless earlier terminated in accordance with Section 9.2, this Agreement shall continue in effect until the expiration of the Term.  Upon the expiration of this Agreement, GSK thereafter shall have the right, itself or with or through a Third Party on GSK’s behalf, to continue to practice the RGI Technology and subject matter recited in the claims of the RGI Patents to identify, research, develop, make, have made, use, sell, offer for sale and import Products.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

9.2           Termination.

(a)           GSK may terminate this Agreement with respect to all or any one or more of the RGI Patents for any reason at any time during the Term, upon [***] days’ prior written notice to RGI.

(b)           If either Party materially fails or neglects to perform under this Agreement (each, a “Default”) and if such Default is not corrected within [***]days after receiving written notice of such Default, the non-defaulting Party shall have the right to terminate this Agreement.  Any such termination of this Agreement under this Section 9.2(b) shall become effective at the end of such [***] day period, unless the defaulting Party has either (i) cured any such Default prior to the expiration of such thirty (30) day period, or (ii) if such Default is not able to be cured within such [***] day period, the defaulting Party has, within such [***] day period, provided to the non-defaulting Party a written plan that is reasonably calculated to effect a cure and such plan has been accepted by the non-defaulting Party.

(c)           Either Party may terminate this Agreement if the other Party (a) shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency, for reorganization, for an arrangement, or for the appointment of a receiver or trustee of the Party or of substantially all of such Party’s assets, (b) proposes a written agreement of composition or extension of substantially all of its debts, (c) shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) calendar days after the filing thereof, (d) shall propose or be a party to any dissolution or liquidation, or (e) shall make an assignment of substantially all of its assets for the benefit of creditors.  All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(56) of the Bankruptcy Code.  The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.  Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

9.3           Effect of Termination.

(a)           Upon termination of this Agreement by GSK pursuant to Section 9.2(b) or 9.2(c), all licenses granted to GSK hereunder shall continue at GSK’s option.  Upon termination of this Agreement by GSK pursuant to Section 9.2(a) or by RGI pursuant to Section 9.2(b) or 9.2(c), the license granted to GSK under Section 2.1 shall terminate; provided that, any sublicenses granted by GSK pursuant to this Agreement shall continue and automatically transfer to RGI.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

(b)           Within thirty (30) days following the expiration or termination of this Agreement, each Party shall return to the other Party, or destroy, upon the written request of the other Party, any and all Confidential Information of the other Party in its possession; provided that, the Parties may retain one (1) copy of such Confidential Information for record-keeping purposes only.

(c)           Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination or expiration including the payment obligations under Article 4 hereof and any and all damages arising from any breach hereunder.  The provisions of Article 1, Section 2.3, Article 6, Sections 7.1, 7.2, 7.5 (solely with respect to Joint Patents), 9.3, Article 10 and Article 11 shall survive termination or expiration of this Agreement.

ARTICLE 10
Indemnification

10.1           Indemnification.  Each Party shall defend, indemnify and hold the other Party, its Affiliates and sublicensees, and their respective directors, officers and employees (the “Indemnitees”), harmless from and against any and all liabilities, losses, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including reasonable attorneys’ fees and other expenses of litigation actually incurred) (any of the foregoing, a “Loss”) arising out of any claim or action brought by a Third Party arising out of or resulting from:

(a)           the negligence, recklessness or intentional acts or omissions of the indemnifying Party or its Affiliates, and their respective directors, officers, employees and agents with respect to this Agreement and the transactions contemplated hereby; and

(b)           any breach of a representation, warranty, covenant or agreement of the indemnifying Party hereunder;

except to the extent such Loss under Section 10.1(a) or (b) arose out of or resulted from the negligence, recklessness or intentional acts or omissions of any of the Indemnitees.

10.2           Procedure.  If either Party seeks indemnification under this Article 10, such Party shall inform the other Party of the claim as soon as reasonably practicable after it receives notice of the claim, in any event using reasonable efforts to notify the other Party promptly enough to avoid prejudicing the defense of the claim, and shall (a) permit the indemnifying Party to assume direction and control of the defense of the claim (including the right to settle such claim at its discretion; provided, that no such settlement may be entered into without the indemnified Party’s consent if such settlement may adversely impact such Party’s rights), and (b) cooperate as requested (at the expense of the indemnifying Party) in the defense of such claim.  If both Parties are sued and it is reasonably likely that the Parties may have conflicting interests or if it is otherwise not advisable under applicable legal and ethical requirements for the indemnifying Party’s defense counsel to represent both Parties, separate independent counsel shall be retained for each Party at the expense of the indemnifying Party.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

ARTICLE 11
Miscellaneous

11.1           Force Majeure.  Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any obligation under this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority.

11.2           Assignment.  Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, that a Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent in connection with the transfer or sale to a Third Party of all or substantially all of the business of the assigning Party, whether by merger, sale of stock, sale of assets or otherwise.  RGI may not assign or otherwise transfer the RGI Patents, this Agreement or any of its rights or obligations hereunder in a manner that would restrict, interfere with or impair the rights granted to GSK under the RGI Patents hereunder without the prior written consent of GSK (which consent shall not be unreasonably withheld).  The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties.  Any assignment not in accordance with this Agreement shall be void.

11.3           Notices.  All notices and other communications provided hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, with confirmation of receipt, addressed as follows:

If to GSK:	GlaxoSmithKline LLC
1250 South Collegeville Road
Collegeville, Pennsylvania 19426
Attn:  Vice President, Business Development - Oncology
Facsimile: [***]

with a copy to:	GlaxoSmithKline LLC
2301 Renaissance Boulevard
King of Prussia, PA 19406-2772
Attn: Vice President and Associate General Counsel, Legal Operations – Business Development Transactions
Facsimile: [***]

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

If to RGI:	Response Genetics, Inc.
1640 Marengo Street, 6th Floor
Los Angeles, CA 90033
Attn: Kathleen Danenberg, President and CEO
Facsimile: (323) 224-3097

with a copy to:	Response Genetics, Inc.
103 South Carroll Street, Suite 2B
Frederick, MD 21701
Facsimile: [***]

Either Party may, by like notice, specify or change an address to which notices and communications shall thereafter be sent.  Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

11.4           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles.

11.5           Attorneys’ Fees.  In any proceeding between the Parties arising from or related to the interpretation, construction or enforcement of this Agreement, the prevailing Party shall, in addition to recovering all costs of suit, be entitled to an award of reasonable attorneys’ fees actually incurred.

11.6           Waiver. Except as specifically provided for herein, the waiver from time to time by either Party of any right or failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same right or remedy or of any other of such Party’s rights or remedies provided under this Agreement.

11.7           Severability.  In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.8           Limitation of Liability.  EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 6, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT.  NOTHING IN THIS SECTION 11.8 IS INTENDED TO LIMIT THE INDEMNIFICATION OBLIGATIONS OF EITHER PARTY UNDER ARTICLE 10 FOR SUCH DAMAGES CLAIMED BY A THIRD PARTY.

11.9           Independent Contractors.  It is expressly agreed that RGI and GSK shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency of any kind.  Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

11.10                      Entire Agreement; Amendment. This Agreement (including the Exhibits attached hereto) sets forth all of the agreements and understandings between the Parties hereto with respect to the subject matter hereof, and supersedes and terminates all prior agreements and understandings between the Parties with respect to the subject matter hereof.  There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth herein.  Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

11.11                      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.12                      Performance by Affiliates and Sublicensees.  To the extent that this Agreement imposes obligations on Affiliates or sublicensees of a Party, such Party agrees to cause its Affiliates or sublicensees to perform such obligations.  Either Party may use one or more of its Affiliates and sublicensees to perform its obligations and duties hereunder.

11.13                      Headings, Interpretation.  Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.  Further, in this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable.

11.14                      No Disclosure of Agreement.  Except as required by applicable laws, treaties and agreements (including securities laws), the Parties agree that the material terms of this Agreement will be considered Confidential Information of both Parties. Except as mutually agreed by the Parties or required by law, regulation, rule, judgment, decree, or order, neither Party shall release any information to any Third Party relating to the specific terms of this Agreement without the prior written agreement of the other Party, which shall not be unreasonably withheld or delayed, except that GSK may disclose the terms to its Affiliates and sublicensees as reasonably required.  If a Party is required to make an announcement regarding the material terms of this Agreement by law, regulation, rule, judgment, decree, or order, it will give the other Party fifteen (15) days advance written notice, where possible, of the text of the announcement so that the other Party will have an opportunity to comment upon the announcement.  Notwithstanding the foregoing, either Party may use the text of a statement previously approved by the other Party in such required disclosure.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

In Witness Whereof, the Parties have executed this Agreement as of the Effective Date.

Response Genetics, Inc.	GlaxoSmithKline LLC

By: /s/ Kathleen Danenberg	By: /s/ William J. Mosher
Name: Kathleen Danenberg	Name: William J. Mosher
Title: President and Chief Executive Officer	Title: Vice President and Secretary

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

Patent Rights

[***]

A-1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

EXHIBIT B

Support Services and Fees

	Cost	Explanation
Equipment and Supplies
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Consulting Fees
[***]	[***]	[***]
Training
[***]	[***]	[***]
Travel
Management travel
RGI will be reimbursed for all out-of-pocket, documented expenses (collectively, “Expenses”) reasonably incurred in rendering Services for or related to travel required as part of the bridging exercise strictly in accordance with the GSK’s Travel & Expense reimbursement guideline

B-1

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks (“[***]”), and the omitted text has been filed separately with the Securities and Exchange Commission.

EXHIBIT C

Tangible Materials

•	[***]

•	[***]

•	[***]

•	[***]

C-1